UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2008

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma		74012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 23rd, 2008, upon recommendation of its Nominating and Governance Committee, the Board of Directors of Xeta Technologies, Inc. (the “Company”) appointed Mr. Lee Crawley to fill the vacancy on the Board created by the June 7th, 2007 resignation of Jack R. Ingram.  Mr. Crawley’s appointment is effective February 1, 2008.  He will serve on the Board’s Audit Committee.

There are no related person transactions under Item 404(a) of Regulation S-K between the Company and Mr. Crawley.  Upon becoming a director February 1, 2008, Mr. Crawley will receive the Company’s standard compensation for non-employee directors and, consistent with past practice, an option to purchase 10,000 shares of the Company’s common stock.

Mr. Crawley has an extensive background in business and financial management, with an emphasis on business transactions and profit improvement.  His professional experience includes functioning as CEO, CFO and COO for several public and private companies, including Flint Engineering and Construction Company (CEO, 1992-1997) and Vantage Point Energy, a public exploration and production company (CEO, 1986-1992).  He also serves as Chairman of Intellevue, a software technology company he invested in in 1998.  Since May 2000 he has been the managing member of Corporate Finance Associates-Tulsa LLC, a mergers and acquisitions advisory firm. CFA-Tulsa is a senior shareholder in Corporate Finance Associates Worldwide, a national M&A firm which Mr. Crawley joined in May, 2004.  He serves as its Vice Chairman.

Item 5.03   Amendment to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On January 23, 2008, the Board approved an amendment to the Company’s Bylaws to establish an advance notice provision.  The provision relates to any business to be brought before a meeting by a shareholder, including shareholder proposals and director nominations.  The provision is set forth in new Section 2.11 of the Company’s Bylaws and provides that for an annual meeting, a shareholder must deliver notice of the proposed business to the Company’s Secretary no less than 120 days prior to the anniversary of the mailing date of the Company’s proxy materials for the prior year’s annual shareholder meeting.  The amendment also sets forth the information that a shareholder must include in the notice to the Company, and provides for a different deadline for notice in the event the date of the annual meeting changes by more than 30 days from the date of the previous year’s meeting.  This amendment will have no effect on the annual meeting to be held in 2008 but will first apply to shareholder proposals and director nominations for the 2009 annual meeting.

The summary of the bylaw amendment described above is qualified in its entirety by reference to the full text of new Section 2.11, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

	SEC No.	Description

	3.1	Text of Bylaw Amendment adopted January 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: January 28, 2008	By	/s/ Robert B. Wagner
Robert B. Wagner, Chief Financial Officer